Exhibit 10.2
Employment Agreement with Jack Lecza

                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

      This AGREEMENT, effective as of the 1st day of December, 2004, is made by and between Liska Biometry, Inc., a Florida corporation (the "Company"), and Jack Lecza, a resident of the state of Virginia (the "Executive").

                                    RECITALS

      A. The Company is in the business of developing a Finger Print Biometrics business (the "Business");

      B. The Company desires to retain the services of the Executive;

      C. The Executive is willing to be employed by the Company; and

      D. The parties hereto desire to enter into this Agreement in order to set forth the respective rights, limitations and obligations of both the Company and the Executive with respect to the Executive's employment with the Company, the Confidential Information, the Discoveries, and the other matters set forth herein.

      NOW THEREFORE, in consideration of the employment of the Executive by the Company, the compensation paid to the Executive and the Company continuing to provide Confidential Information to the Executive, as well as the other mutual promises and consideration hereinafter contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    TERM.

      Subject to the provisions for termination hereinafter provided, the Executive's employment hereunder shall commence on the first day of the month after the Company receives funding in the amount of US$ 300,000 (the "Employment Date") and unless otherwise extended, end one year after the Employment Date commences (the "Contract Termination Date"). The Contract Termination Date shall be automatically extended for a successive one (1) year period at the end of each contract year unless the Board of Directors of the Company (the "Board") shall give contrary notice to the Executive, pursuant to the terms of Section 11 below, at least ninety (90) days prior to the end of the each contract year. In the event that the Company does not receive funding in the amount of $300,000 on or before May 30, 2005, this agreement shall become null and void.

2.    POSITION AND DUTIES.

      During the Employment Term, the Executive shall serve as DIRECTOR OF BUSINESS DEVELOPMENT. The Executive will report to the Company's President as required by law and the Company's governance policy in effect from time to time, and perform such employment duties, consistent with his position, as specified in the Job Description. The Executive shall not have the ability to enter into any agreements or contracts or otherwise legally bind the Company without the express consent and written approval of the Company's President. The Executive shall devote his full productive time, energy and ability to the proper and efficient conduct of the Company's business. The Executive may only devote reasonable periods of time to service as a Director of other businesses, with the prior written approval and consent of the President, to the extent that such service does not interfere with the performance of his obligations hereunder. Similarly, the Executive may engage in such charitable or community activities as shall not interfere with the performance of his obligations hereunder. The Executive shall observe and comply with all lawful and reasonable rules of conduct set by the Board for executives of the Company, and shall endeavor to promote the business, reputation and interests of the Company.

3.    COMPENSATION.

      (A)   BASE COMPENSATION.

      As defined in further detail below, during the Employment Term the Company shall pay the Executive a Base Compensation, subject to annual review, as the Board, in its sole discretion, may determine. The Base Compensation shall be paid in U.S. DOLLARS in accordance with the Company's normal payroll practices. The Base Compensation paid to the Executive shall be FORTY TWO THOUSAND ($42,000) per year, payable bi-weekly in arrears.

      OTHER COMPENSATION.

            (i) Annual Bonus: The Executive shall be eligible to receive a Performance Bonus (the "Bonus") for the achievement of the performance goals as determined by the Board, and dependent upon the financial performance of the Company. The annual bonus may be paid in cash, fully vested stock, restricted stock, or a combination thereof.

            (ii) The Executive shall be granted 75,000 free trading shares upon signing of this agreement.

            (iii) The Executive shall be granted 100,000 restricted stock upon certification by the Chief Financial Officer of the Company that the Executive has attained Milestone I as defined in Schedule B attached hereto

            (iv) The Executive shall be granted 50,000 restricted stock upon certification by the Chief Financial Officer of the Company that the Executive has attained Milestone II as defined in Schedule B attached hereto

            (v) The Executive shall be granted 100,000 restricted stock upon certification by the Chief Financial Officer of the Company that the Executive has attained Milestone III as defined in Schedule B attached hereto

            (vi) The Executive shall be eligible to participate in any Company incentive plan established by the Company under the terms and conditions of the Plan.

      (B)   EXPENSES.

      The Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses pre-approved by the President (exclusive of any commuting expenses) incurred by him in the course of his employment by the Company.

      (C)   OTHER BENEFITS.

            (i) Insurance:  The Executive shall be entitled to participate in or receive benefits on the same basis as other executive officers of the Company under any employee benefit plans and arrangements applicable to senior management including life insurance plans, pension and profit-sharing plans, medical and health plans or other employee welfare benefit plans, annual paid vacation, sick leave, sick pay and short-term and long-term disability benefits and holidays, as in effect from time to time.

            (ii) Vacation: The Executive shall be entitled to receive two (2) weeks of paid vacation per contract year, which shall accrue from November 24th, 2004. Such vacation days shall accrue and become vested on the six month anniversary day of the Employment Term. This benefit shall be reviewed by the Board of Directors and the Executive from time to time and increased when appropriate.

            (iii) Holidays: The Executive shall be entitled to the designated Company holidays.

4. TERMINATION. The Executive's employment by the Company pursuant hereto is subject to termination during the Employment Term as follows:

      (A) DEATH. The Executive's employment hereunder shall terminate upon his death. In such event, the Executive's Base Compensation and any prorated amount of the Bonus, if any, shall be paid through the date of the Executive's death. Eligibility for all other benefits shall be determined by the terms of any applicable plan or program.

      (B) DISABILITY. The Company may, by written notice to the Executive, terminate the Executive's employment if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder for ninety (90) consecutive days or for a total of one hundred eighty (180) days in any three hundred sixty five (365) day period (the "Disability Period"). In the event of such termination, the Executive shall receive the same benefits payable in the event of death; provided however that, if the Company should adopt a disability policy at any time during the Employment Term, the terms of such policy shall govern.

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

      (C) TERMINATION BY THE COMPANY FOR CAUSE OR EXECUTIVE'S VOLUNTARY TERMINATION. The Company shall be entitled to terminate the Executive's employment at any time, by written notice to the Executive, for Cause, as defined herein:

            (i) fraud or embezzlement on the part of the Executive;

            (ii) conviction of or the entry of a plea of nolo contendere by the Executive to any felony or other crime of fraud or moral turpitude;

            (iii) any act of willful or negligent misconduct by the Executive which is either intended to result in substantial personal enrichment of the Executive at the expense of the Company or any of its subsidiaries or affiliates, or has a material adverse impact on the business or reputation of the Company, any of its subsidiaries or affiliates, or directors or other officers (such determination to be made by the Company's Board of Directors in the good faith exercise of its reasonable judgment); or In the event of termination for Cause, the Executive's Base Compensation and other benefits shall be paid through the Date of Termination (as hereafter defined), and the Executive shall have no further rights to compensation or benefits other than as determined by the terms of any applicable plan or program. The Executive shall not be eligible to receive any portion of his Annual Bonus. The Executive may terminate his employment hereunder voluntarily at any time with ninety (90) day's written notice to the Board. In the event of the Executive's voluntary termination, the Executive shall be entitled to receive his Base Compensation and prorated Bonus, if any, and benefits through the Date of Termination.

      (D) WITHOUT CAUSE. The Company may terminate the Executive's employment at any time by giving written notice to the Executive of its intent to terminate this Agreement without Cause. In such event:

            (i) the Executive shall be paid his Base Compensation, any prorated Bonus and other benefits to which the Executive is entitled for the remainder of the Employment Term, provided that the Base Compensation shall represent not less than 3 months pay in lieu of notice of termination;

            (ii) all stock options held by the Executive under any stock option plan of the Company shall become fully exercisable, and shall remain exercisable for a period of 180 days following the Date of Termination; and

            (iii) the Executive shall have such other rights in respect of any incentive, other compensation plan or benefit plan or program as may be set forth in such plan or program.



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

      CHANGE IN CONTROL. Notwithstanding any other provision of this Agreement, should a "change in control" occur, the Employee, at his sole option and discretion, may terminate his employment under this Agreement at any time within one (1) year after such change of control upon fifteen (15) days notice. In the event of such termination, Company shall pay to the Employee a severance payment ("Severance Payment") equal to three (3) times the base amount as defined in
Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended ("Code") minus One Dollar ($1.00). Notwithstanding the foregoing, (a) if the Severance Payment and any other amounts payable by the Company to the Employee are parachute payments under Code Section 280b (collectively, "Parachute Payments") and, (b), if reducing the Severance Payment would eliminate the tax provided for in Code Section 4999 ("Section 4999 Tax") which would otherwise be applicable to the Parachute Payments, and (c) if, because of such elimination, the net amount of the Parachute Payments (total payments minus Section 4999 Tax) would be greater than such net amount without reduction, then the Severance Payment shall be reduced by the smallest amount required to eliminate the imposition of the
Section 4999 Tax, the foregoing determination shall be made by Company's general counsel, and his determination shall be binding upon the Company and the Employee. The amount determined under the foregoing provisions of this Section 4(e) shall be payable no later than one (1) month after the effective date of the Employee's termination of employment. A change in control means: the acquisition, without the approval of the Company's board of directors, by any person or entity, other than Company or a "related entity," of more than twenty percent (20%) of the outstanding shares of Company's voting common stock through a tender offer, exchange offer or otherwise; the liquidation or dissolution of the Company following a sale or other disposition of all or substantially all of its assets; a merger of consolidation involving the Company which results in the Company not being the surviving parent corporation; or any time during any two-year (2) period in which individuals who constituted the board of directors of Company at the start of such period (or whose election was approved by at least two-thirds of the then members of the board of directors of Company who were members at the start of the two-year period) do not constitute at least fifty (50%) of the board of directors, for any reason. A related entity is the parent, a subsidiary or any employee benefit plan (including a trust forming a part of such a plan) maintained by the Company, its parent or a subsidiary

      (F) DATE OF TERMINATION. The date upon which a termination pursuant to this Section 4 becomes effective (the "Date of Termination" or "Termination Date") shall be: the date upon which the party terminating this Agreement gives the other party written notice thereof in accordance with Section 11 hereof.

5.    CONFIDENTIAL INFORMATION.

      (a) The Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary and that, by reason of his employment with the Company, he may acquire Confidential Information (as hereinafter defined) concerning the operation of the Company, the use or disclosure of which would cause the Company substantial loss and damage which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Executive agrees that he will not (directly or indirectly) at any time, whether during or after the Employment Term:



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

            (i) knowingly use for an improper personal benefit any Confidential Information that he may learn or has learned by reason of his employment with the Company; or

            (ii) disclose any such Confidential Information to any person except
(A) in the performance of his obligations to the Company hereunder, (B) as required by a court of competent jurisdiction, (C) in connection with the enforcement of his rights under this Employment Agreement or (D) with the prior consent of the Board. As used herein, "Confidential Information" includes information with respect to the Company's facilities and methods, trade secrets and other intellectual property, systems, patents and patent applications, procedures, manuals, confidential reports, financial information, business plans, prospects or opportunities, personnel information or lists of customers and suppliers; provided, however, that such term shall not include any information that is or becomes generally known or available publicly other than as a result of disclosure by the Executive which is not permitted as described in clause (ii) above, or the Company discloses to others without obtaining an agreement of confidentiality.

      (b) The Executive confirms that all Confidential Information is the exclusive property of the Company. All business records, papers and documents and electronic materials kept or made by the Executive relating to the business of the Company which comprise Confidential Information shall be and remain the property of the Company during the Employment Term and at all times thereafter. Upon the termination of his employment with the Company or upon the request of the Company at any time, the Executive shall promptly deliver to the Company, and, without the express consent of the Board, shall retain no copies of any written or electronic materials, records and documents made by the Executive or coming into his possession concerning the business or affairs of the Company and which comprise Confidential Information.

      (c) The Executive shall keep the terms of this Agreement strictly confidential, other than as may be necessary to enforce his rights hereunder or as otherwise required by law, or for estate planning or personal financial reasons.

6.    NON-COMPETITION.

      (a) During the Employment Term and for a period of one (1) year after the Termination Date (the "Restricted Period"), the Executive shall not directly or indirectly, for his own account or for the account of others, serve as an officer, director, stockholder, owner, partner, employee, promoter, consultant, advisor, manager or otherwise participate in the promotion, financing, ownership, operation, or management of, or assist in or carry on through a proprietorship, corporation, partnership or other form of business entity or otherwise that intends to compete against the Company or any of its affiliates or customers. Nothing in this Section 6 shall prohibit the Executive from acquiring or holding any issue of stock or securities of any Person that has any securities registered under Section 12 of the Exchange Act, listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc. so long as the Executive is not deemed to be an "affiliate" of such Person as such term is used in paragraphs (c) and
(d) of Rule 145 under the Securities Act and the Executive, members of his immediate family, or persons under his control do not own or hold more than five percent (5%) of any voting securities of any such Person.



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

      (b) During the Restricted Period, the Executive shall not, whether for his own account or for the account of any other person (excluding the Company):

            (i) solicit or contact in an effort to do business with any person who was a customer or a potential customer of the Company during the term of this Agreement, or any affiliate of any such person, if such solicitation or contact is for the purpose of competition with the Company;

            (ii) solicit or induce any of the Company's employees to leave their employment with the Company or accept employment with anyone except the Company; or

            (iii) interfere in a similar manner with the business of the Company. Nothing herein shall prohibit or preclude the Executive from performing any other types of services that are not precluded by Section 6 (a) for any other Person.

      (c) The Executive has carefully read and considered the provisions of this
Section 6 and,  having done so, agrees that the  restrictions  set forth in this
Section 6 (including the Restricted Period, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, employees, creditors and shareholders. The Executive understands that the restrictions contained in this Section 6 may limit his ability to engage in a business similar to the Company's business, but acknowledges that he will receive sufficiently high remuneration and other benefits from the Company hereunder to justify such restrictions.

7.    INVENTIONS.

      (A) DISCLOSURE OF INVENTIONS: The Executive shall promptly disclose to the Company (or any persons designated by it) all discoveries, developments, designs, improvements, inventions, blueprints, formulae, processes, techniques, computer programs, strategies, and data, whether or not patentable or registerable under copyright or similar statutes, made or conceived or reduced to practice or learned by the Executive, either alone or jointly with others, during the period of employment that result directly from tasks assigned to the Executive by the Company and relate specifically to the Business or result from the use of premises or property (including computer systems and engineering facilities) owned, leased or contracted for by the Company (all such discoveries, developments, designs, improvements, inventions, formulae, processes, techniques, computer programs, strategies, blueprints, know-how and data are hereinafter referred to as "Inventions"). The Executive will also promptly disclose to the Company, and the Company hereby agrees to receive all such disclosures in confidence, all other discoveries, developments, designs, improvements, inventions, formulae, processes, techniques, computer programs, strategies, blueprints and data, whether or not patentable or registerable under copyright or similar statutes, made or conceived or reduced to practice or learned by the Executive, either alone or jointly with others, during the period of employment for the purpose of determining whether they constitute "Inventions", as defined above.



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

      (B) OWNERSHIP OF INVENTIONS.

            (i) All Inventions shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights, trademarks and other rights in connection therewith. The Executive does hereby assign to the Company any rights the Executive may have or acquire in such Inventions. The Executive shall assist the Company (at the Company's expense) in obtaining and, from time to time, enforcing patents, copyrights, trademarks and other rights and protections relating to said Inventions in any and all countries. The Executive will execute all documents necessary to apply for and obtain such patents, copyrights, trademarks and other rights and protections on such Inventions, as the Company may request, together with any assignments thereof to the Company or persons designated by it. The Executive's obligation to assist the Company in obtaining and enforcing patents, copyrights, trademarks and other rights and protections relating to such Inventions shall continue beyond the termination of employment, but the Company shall compensate the Executive at a reasonable rate after the Executive's termination, for time actually spent by the Executive at the Company's request on such assistance.

            (ii) In the event the Company is unable, after reasonable effort, to secure the Executive's signature on any document or documents needed to apply for or prosecute any patent, copyright or other right or protection relating to an Invention, for any reason whatsoever, the Executive does hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and on his behalf to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or similar protections solely with respect to Inventions with the same legal force and effect as if executed by the Executive and the Executive does ratify, affirm and approve all such lawfully permitted acts accordingly.

8.    SPECIFIC PERFORMANCE.

      The Executive acknowledges that a breach of any of the covenants contained in this agreement may result in material, irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Company, without posting any bond, shall be entitled to obtain a temporary restraining order and a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this agreement or such other relief as may be required to enforce any of the covenants contained in this agreement.

9.    SUCCESSORS; BINDING AGREEMENT.

      (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement. As used in this Employment Agreement, "Company" shall mean the Company as defined in this Agreement and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.



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

      (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's spouse or, if there is no such spouse, to the Executive's estate. This Agreement is personal to the Executive and may not be assigned by him.

10.   RESIGNATION AS OFFICER AND/OR DIRECTOR.

      In the event that the Executive's employment is terminated for any reason whatsoever or the Executive voluntarily terminates his employment, the Executive agrees to resign immediately as an Officer and/or Director of Company.

11.   NOTICE.

      For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed by United States overnight express mail, or nationally recognized private delivery service on an overnight basis, return receipt requested, postage prepaid, addressed as follows:

      IF TO THE EXECUTIVE:             JACK LECZA
                                       1 Foxwood Road
                                       Bedford, NH
                                       03110
                                       (603) 471-6017

      With copies to:                  Virginia K. Sourlis
                                       The Galleria
                                       2 Bridge Avenue
                                       Redbank, New Jersey
                                       Telephone: (732) 530-9007
                                       Fax: (732) 530-9008

      If to the Company:               Liska Biometry, Inc.

Notices may also be sent to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

12.   ARBITRATION OF DISPUTES.

      Any controversy or claim arising out of or relating to this Agreement or the breach hereof, other than an action brought by the Company for injunctive or other equitable relief in the enforcement of the Company's rights under Section 8 above, in which case such action may be brought in any court of competent jurisdiction, shall be settled by arbitration in accordance with the laws of the State of New Hampshire by three arbitrators, one of whom shall be appointed by the Company, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Nashua, New Hampshire. Such arbitration shall be conducted in the City of Nashua, New Hampshire in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 12. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of the Executive's rights under this Agreement, the Company shall pay (or the Executive shall be entitled to recover from the Company, as the case may be) the Executive's reasonable attorneys' fees and other reasonable costs and expenses in connection with the enforcement of said rights (including the enforcement of any arbitration award in court) in the event that an arbitration award is made in favor of the Executive, unless and to the extent that the arbitrators shall determine that under the circumstances recovery by the Executive of all or part of any such fees and costs and expenses would be inequitable or otherwise unjust



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

13.   ATTORNEYS' FEES.

      The prevailing party in any legal or arbitration proceedings brought by or against the other party to enforce any provision of this Agreement shall be entitled to recover against the nonprevailing party the reasonable attorneys' fees, court costs, arbitration fees and other expenses incurred by the prevailing party.

14.   REPRESENTATIONS AND WARRANTIES.

      The Executive hereby represents and warrants that he is willing and able to enter into this Employment Agreement and to render his services pursuant hereto and that neither the execution and delivery of this Employment Agreement, nor the performance of his duties hereunder, violates the provisions of any other agreement to which he is a party or by which he is bound. It is further provided that the Executive shall indemnify the Company for any and all damages and/or expenses (including attorney's fees) that may result from a breach of such representations.

15.   EXPENSES.

      Each party shall pay its own expenses incident to the performance or enforcement of this Agreement, including all fees and expenses of its counsel for all activities of such counsel undertaken pursuant to this Agreement, except as otherwise herein specifically provided.

16.   WAIVERS AND FURTHER AGREEMENTS.

      Any waiver of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof; provided, however, that no such written waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

17.   AMENDMENTS.

      This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought.

18.   SEVERABILITY.

      If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Employment Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.



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

19.   COUNTERPARTS.

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

20    SURVIVAL.

      Sections 3, 4, 5, 6, 7, 8, 11, 12, and 20 shall survive the termination of this Agreement.

21.   SECTION HEADINGS.

      The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

22.   GENDER.

      Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

23.   ENTIRE AGREEMENT.

      This Agreement together with any attachments or Exhibits hereto contains the entire agreement of the parties and there are no other promises or conditions in any other agreement, whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

24.   GOVERNING LAW.

      This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of Florida.



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

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                               Executive:

                                   Name: /s/ Jack Lecza
                                         ---------------------------------------
                                         Jack Lecza
                                         LISKA BIOMETRY, INC.


                                   By:   /s/ Christopher J. LeClerc
                                         ---------------------------------------
                                         Christopher J. LeClerc
                                         President



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

                                   SCHEDULE A
                                JOB DESCRIPTION

      Under the direction of the Chief Executive Officer, the following represent the type of advisory services, among others, that may be requested or provided by the Consultant with regard to this Agreement.

o     Create,    negotiate   and   close   business    opportunities   to   meet
      strategic/operational goals and objectives

o Research and contact prospects to conduct short and long term business development activities

o Expand relationships with current clients and biometrics vendors/systems integrators to drive new business

o Initiate and conduct business development calls via phone, e-mail or face-to-face o Lead the proposal development process working with a cross functional team

o Negotiate contracts, terms, proposal pricing and program requirements in conjunction with executive management

o Work with the R&D and product development teams to generate project requirements and other opportunities

o     Prepare  overview  memos  regarding   markets,   potential   acquisitions,
      potential partners or competitors

o Assist the VP of Sales & Marketing in preparing a business development status report for presentation at quarterly/annual board meetings.

o Oversee and manage the company's strategic alliances and joint ventures and make recommendations to the CEO as to improving these relationships.

o Prepare and submit bi-weekly reports to the company's CEO as to the execution of the company's current and forward looking opportunities.

                                   SCHEDULE B
                                   MILESTONES

Milestone I

      To attain Milestone I, the Company, through its Board of Directors, shall approve a comprehensive Marketing and Business Development Plan specifically targeting the US-VISIT project and its designated vendors, by which is meant a written plan or blueprint for planning, organizing, implementing and controlling the Company's marketing activities related to the Company's marketing strategy with respects to the Department of Homeland Security's US-VISIT border security strategy. This Plan will include a detailed market and trend analysis, segmentation analysis, competitor overview, recommendations on product positioning, sales and market objectives, pricing analysis, distribution strategy, promotion strategy, contact names, corporate communication strategies and customer/client perceptions. In addition, the plan will delineate timelines and resources required for said Plan's implementation.

Milestone II

      To attain Milestone II, the Company, through its Board of Directors, shall approve the successful creation of a formal strategic relationship, alliance, joint venture, partnership, contract, relationship etc... that provides tangible benefit to the Company, as determined by the Company's Board of Directors.

Milestone III

      To attain Milestone III, the Company, through its Board of Directors, shall approve the successful face-toface, on-site presentation of a contract proposal to a Fortune 500 Company or Federal Government Department in support of the broad vertical Marketing strategy delineated by the Executive management and the VP of Sales & Marketing of the Company.





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